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                                                                    Exhibit 4.01

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[    NUMBER    ]     HEIDRICK & STRUGGLES INTERNATIONAL, INC.     [   SHARES   ]

             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


    AUTHORIZED CAPITAL STOCK 750,000 COMMON SHARES OF $0.01 PAR VALUE EACH

THIS CERTIFIES THAT                                           is the owner of
                    -----------------------------------------
                                                             full paid and non-
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assessable

   SHARES OF THE CAPITAL STOCK OF HEIDRICK & STRUGGLES INTERNATIONAL, INC., transferable on the books of the Corporation in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and sealed with the Seal of the Corporation.
this                      day                       of                 A.D. 19
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-----------------------------                       ----------------------------
                    SECRETARY                                          PRESIDENT


The transfer of this certificate and the stock represented thereby are subject to the provisions and limitations of an Agreement with the Corporation, a copy of which being on file with the Secretary of the Corporation


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For Value Received, __________ hereby sell, assign and transfer unto ______
_________ Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint ________ Attorney to transfer said Shares on the books of the within named Corporation with full power of substitution in the premises.


Dated ____________ 19__

In presence of

_____________    ________________________